Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

South Bow Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares (1)	Rule 457(c) and Rule 457(h)	1,217,167 (1)	$23.08 (2)	$28,092,215 (2)	0.00015310	$4,300.92

Equity	Interests in the South Bow USA Services Inc. 401(k) and Savings Plan (3)	Rule 457(c) and Rule 457(h)	—	—	—	—	— (4)

Total Offering Amounts					$28,092,215		$4,300.92

Total Fee Offsets							—

Net Fee Due							$4,300.92

(1)

Represents 50,000 common shares (“Common Shares”) of South Bow Corporation to be offered under the South Bow USA Services Inc. 401(k) and Savings Plan (the “401(k) Plan”), and 1,167,167 Common Shares of South Bow Corporation to be offered under the South Bow Corporation Stock Option Plan (the “Option Plan,” and together with the 401(k) Plan, the “Plans”). Pursuant to Rule 416 under the Securities Act of 1934, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of Common Shares, as may be issuable pursuant to future stock dividends, stock splits or other similar transactions.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $23.08 based on the average of the high sales price ($24.17) and low sale price ($21.98) of our Common Shares as reported on the New York Stock Exchange on October 8, 2024, which is a date within five business days prior to the filing date of this registration statement.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plans.

(4)	Pursuant to Rule 457(h), no registration is required to be paid for the interests to be offered or sold pursuant to the 401(k) Plan.